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                                                                 EXHIBIT 10.3.3.

_______________________________________________________________________________




                        ENHANCE FINANCIAL SERVICES GROUP INC.

                            DIRECTOR STOCK OWNERSHIP PLAN

                           Effective as of March 13, 1998



_______________________________________________________________________________



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                                  Table of Contents

                                                                         Page

1.   PURPOSE OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

3.   EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

4.   ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     (a)  DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     (b)  ADVISORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     (c)  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 3
     (d)  MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (e)  DETERMINATIONS . . . . . . . . . . . . . . . . . . . . . . . . . 3

5.   COMMON STOCK; ADJUSTMENT UPON CERTAIN EVENTS. . . . . . . . . . . . . 3
     (a)  COMMON STOCK TO BE DELIVERED; FRACTIONAL SHARES. . . . . . . . . 3
     (b)  ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     (c)  CAPITAL STRUCTURE. . . . . . . . . . . . . . . . . . . . . . . . 4

6.   AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     (a)  COMMON STOCK ELECTION. . . . . . . . . . . . . . . . . . . . . . 4
     (b)  FORM OF ELECTION . . . . . . . . . . . . . . . . . . . . . . . . 4
     (c)  ISSUE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     (d)  COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . 5

7.   NON-TRANSFERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . 5

8.   TERMINATION, AMENDMENT AND MODIFICATION . . . . . . . . . . . . . . . 5

9.   GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     (a)  REPRESENTATIONS AND ADDITIONAL LEGENDS . . . . . . . . . . . . . 5
     (b)  RIGHT TO TERMINATE DIRECTORSHIP. . . . . . . . . . . . . . . . . 6
     (c)  TRUSTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     (d)  SEVERABILITY OF PROVISIONS . . . . . . . . . . . . . . . . . . . 6
     (e)  HEADINGS AND CAPTIONS. . . . . . . . . . . . . . . . . . . . . . 6
     (f)  COSTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     (g)  CONTROLLING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 6

10.  LISTING OF COMMON STOCK AND RELATED MATTERS . . . . . . . . . . . . . 6

11.  WITHHOLDING TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                        ENHANCE FINANCIAL SERVICES GROUP INC.

                            DIRECTOR STOCK OWNERSHIP PLAN

                            Effective as of March 13, 1998

1. Purpose of Plan. The purpose of this Director Stock Ownership Plan, (this "Plan") is to enhance the profitability and value of Enhance Financial Services Group Inc. for the benefit of its shareholders by enabling the Company to offer shares of Common Stock to Non-Employee Directors, in lieu of cash payment of their Director Fees, thereby attracting, retaining and rewarding Non-Employee Directors, and strengthening the mutuality of interests between Non-Employee Directors and the Company's shareholders. Capitalized terms used herein shall have the meanings ascribed to them in Section 2 hereof.

2. Definitions. For purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute).

          "Committee" means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two or more directors who are non-employee directors as defined in Rule 16b-3.

          "Common Stock" means the common stock of the Company, par value $.10 per share.

          "Company" means Enhance Financial Services Group Inc., a New York corporation, and any successor thereto.

          "Director Fees" means, for any calendar year, the sum of: (i) any retainer fees to which a Non-Employee Director is entitled for service on the Board as a director and (ii) any other fees to which a Non-Employee Director is entitled including, without limitation, fees for attending meetings of the Board or any committee of the Board of which the Non-Employee Director is a member or fees paid for services as chair of any committee of the Board.

          "Effective Date" has the meaning given to it in Section 3.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means the last sales price reported for the Common Stock on such date: (i) as reported on the principal national securities exchange on which it is then traded, (ii) if not traded on any such national securities exchange, as

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quoted on an automated quotation system sponsored by the National Association of
Securities Dealers, Inc., or (iii) if the Common Stock is not readily tradable on a national securities exchange or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., the value determined in good faith by the Board.

          "ISSUE DATE" has the meaning given to it in Section 6(c).

"Non-Employee Director" means a member of the Board who is not an employee of the Company or of any Subsidiary.

          "PARTICIPANT" means a Non-Employee Director who has elected to receive Common Stock under this Plan.

          "PLAN" has the meaning given to it in Section 1.

          "RULE 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SUBSIDIARY" means a corporation or other form of business association whose capital stock (or other ownership interests) having more than 50% of the voting power is owned or controlled, directly or indirectly, by the Company.

3. EFFECTIVE DATE. This Plan shall become effective as of March 13, 1998 (the "EFFECTIVE DATE").

4    ADMINISTRATION.

          (a) Duties. This Plan shall be administered by the Board. If and to the extent the Board so directs, this Plan shall be administered by the Committee and all references to the Board in this Plan shall be deemed to refer to the Committee. The Board shall have full authority to interpret this Plan and to decide any questions and settle all controversies and disputes that may arise in connection with this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan, subject to its provisions; and to make all other determinations and to take all such steps in connection with this Plan and the Common Stock issued under this Plan as the Board, in its sole discretion, deems necessary or desirable. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of the interpretations or other actions of the Committee. If and to the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board.


          (b) Advisors. The Board and the Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely

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upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board and the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

          (c) Indemnification. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Common Stock issued under this Plan. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer or former officer and member or former member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan or any Common Stock issued under this Plan, except to the extent arising out of such officer's or former officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Common Stock issued to him or her under this Plan.

          (d) Meetings. The Board or the Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. All determinations by the Board or the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Board or the Committee, as applicable, are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all the members of the Board or the Committee, as applicable, shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

          (e) Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board or the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company, directors, officers and other employees of the Company, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

5    COMMON STOCK; ADJUSTMENT UPON CERTAIN EVENTS.

          (a) Common Stock to be Delivered; Fractional Shares. Shares of Common Stock to be issued under this Plan shall be made available from issued shares of Common Stock reacquired by the Company and held in treasury. No fractional shares of Common Stock will be issued. The Company shall pay a Participant cash in lieu of any fractional share of Common Stock to which such

Participant would otherwise be entitled, the amount of which shall be based on the Fair Market Value of a share of Common Stock and determined in accordance with SECTION 6(D).

          (b) Adjustments. The existence of this Plan and the Common Stock issued hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

          (c) Capital Structure. In the event of (i) any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, or exchange of shares, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business and (ii) the determination by the Board that adjustment is appropriate under this Plan, then the aggregate number and kind of shares of Common Stock which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board in good faith shall be binding and conclusive on the Company and all Participants and directors and their respective heirs, executors, administrators, successors and assigns.

6    AWARDS.

          (a) Common Stock Election. Each Non-Employee Director may elect, as provided in SECTION 6(B), to receive any of the following as payment for Director Fees: (i) shares of Common Stock equal to 100% of the Director Fees as described in SECTION 6(D), (ii) a cash payment equal to 100% of the Director Fees, or (iii) a cash payment equal to 50% of the Director Fees and shares of Common Stock equal to 50% of the Director Fees as described in SECTION 6(D).

          (b) Form of Election. Any election under SECTION 6(A) shall be made in writing to the Board (on a form prescribed by the Board) on or prior to the date of the last regularly scheduled meeting of the Board immediately preceding the commencement of the calendar year during which the Director Fees will be earned; provided, however, that with respect to the 1998 calendar year, any election under SECTION 6(A) shall be made in writing to the Board on or prior to the first regularly scheduled meeting of the Board occurring in the second calendar quarter with respect to Director Fees earned in the 1998 calendar year subsequent to March 31, 1998. All Director Fees earned prior to March 31, 1998 will be payable in cash. An election under this SECTION 6(B) is irrevocable and, except with respect to the 1998 calendar year, is valid only for the calendar year commencing immediately following the date of the election. If no election is made or if a new election is not made with respect to any subsequent calendar year, all Director Fees earned during such subsequent calendar year will be paid in cash. An individual who becomes a Non-Employee Director after the date by which an election would otherwise be required to be made hereunder with respect to a calendar year may not elect to receive shares of Common Stock under this Plan for such calendar year. Elections made by Non-Employee Directors are not intended to result in any tax-deferral of Director Fees.

          (c) Issue Date. Shares of Common Stock under this Plan will be issued in accordance with each Non-Employee Director's annual election on or as of the date (the "Issue Date") on which cash payment for the Director Fees attributable to such shares would have otherwise been made by the Company.

          (d) Common Stock. On or as of each Issue Date, each Non-Employee Director shall be issued the number of shares of Common Stock determined by dividing: (i) that portion of the Director Fees payable to him on such Issue Date that the Non-Employee Director elected to receive in Common Stock, by (ii) the Fair Market Value of the Common Stock on the Issue Date.

7    NON-TRANSFERABILITY.  No rights or interests of a Participant under this
Plan with respect to an election to receive Common Stock may be anticipated, alienated, hypothecated, attached, sold, assigned, pledged, encumbered, charged or otherwise transferred in any manner by a Participant otherwise than by will or by the laws of descent and distribution prior to the date on which the shares of Common Stock are issued, or, if later, the date on which any applicable restriction thereon lapses. Any attempt to anticipate, alienate, hypothecate, attach, sell, assign, pledge, encumber, charge or otherwise transfer any such rights or interests shall be void, and no such rights or interests shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such rights or interests, nor shall it be subject to attachment or legal process for or against such person.

8    TERMINATION, AMENDMENT AND MODIFICATION.  This Plan shall continue in effect without limit unless and until the Board otherwise determines. The termination of this Plan shall not terminate any outstanding election that by its terms continues beyond such termination date. The Board at any time or from time to time may amend this Plan in any manner it deems appropriate. Notwithstanding the foregoing, solely to the extent required by law, the Board may not effect any amendment that would require the approval of the shareholders of the Company under applicable law or under any regulation of a principal national securities exchange or automated quotation system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is traded unless such approval is obtained. Except as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of the Participant, alter or impair the rights and obligations arising under any then outstanding election.

9    GENERAL PROVISIONS.

          (a) Representations and Additional Legends. The Board or the Committee may require each person receiving shares of Common Stock under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment and without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Board or Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board or Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (b) Right to Terminate Directorship. This Plan shall not impose any obligations on the Company to retain any Participant as a director, nor shall it impose any obligation on the part of any Participant to remain as a director of the Company.

          (c) Trusts, etc. Nothing contained in this Plan and no action taken pursuant to this Plan (including, without limitation, the issuance of any Common Stock hereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

          (d) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Plan, and this Plan shall be construed and enforced as if such provision had not been included.

          (e) Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

          (f) Costs. The Company shall bear all expenses of administering this Plan, including expenses of issuing Common Stock.

          (g) Controlling Law. This Plan shall be construed and enforced according to the laws of the State of New York, without giving effect to rules governing the conflict of laws.


10. LISTING OF COMMON STOCK AND RELATED MATTERS. If at any time the Board or the Committee shall determine in its sole discretion that the listing, registration or qualification of the Common Stock covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Common Stock under this Plan, no Common Stock will be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

11. WITHHOLDING TAXES. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any federal, state or local taxes required by law to be withheld.

                                                            __________, 1998



Re:  ELECTION TO RECEIVE PAYMENT OF DIRECTOR FEES IN COMMON STOCK

As a Non-Employee Director of Enhance Financial Services Group Inc. (the "Company") eligible to participate in the Company's Director Stock Ownership Plan (the "Plan"), I hereby elect to have the following percentage of my Director Fees to be earned during 1998 after March 31, 1998 paid in Common Stock as specified below:

/ /  100% of Directors Fees;

/ /  50% of Director Fees (with remaining 50% paid in cash), or

/ /  0% of Director Fees (i.e., 100% paid in cash)

I understand and agree that: the percentages in this election may NOT be modified; this election is irrevocable and is valid only for 1998; and if no election is made or if no new election is made with respect to any subsequent years, the Director Fees earned by me in each such calendar years shall be paid in cash.

This election shall be subject to all the terms, conditions, limitations, and restrictions contained in the Plan. I acknowledge that I have received a copy of the Plan and understand that all words or phrases not defined herein shall have the meaning set forth in the Plan. I understand that I am responsible for the reporting and payment of any taxes resulting from my election hereunder.


                                        Very truly yours,


                                        _______________________
                                        Name of Participant

                                                       Date:__________, 1998



Re:  ELECTION TO RECEIVE PAYMENT OF DIRECTOR FEES IN COMMON STOCK

As a Non-Employee Director of Enhance Financial Services Group Inc. (the "Company") eligible to participate in the Company's Director Stock Ownership Plan (the "Plan"), I hereby elect to have the following percentage of my Director Fees to be earned during 199_ paid in Common Stock as specified below:

/ /  100% of Directors Fees;

/ /  50% of Director Fees (with remaining 50% paid in cash), or

/ /  0% of Director Fees (i.e., 100% paid in cash)

I understand and agree that: the percentages in this election may NOT be modified; this election is irrevocable and is valid only for 1998; and if no election is made or if no new election is made with respect to any subsequent years, the Director Fees earned by me in each such calendar years shall be paid in cash.

This election shall be subject to all the terms, conditions, limitations, and restrictions contained in the Plan. I acknowledge that I have received a copy of the Plan and understand that all words or phrases not defined herein shall have the meaning set forth in the Plan. I understand that I am responsible for the reporting and payment of any taxes resulting from my election hereunder.


                                             Very truly yours,


                                             ____________________________
                                             Name of Participant

                                 [LETTERHEAD OF ENHANCE]



                                       MEMORANDUM


To:       Board of Directors

From:     Elaine Eisenman
          Samuel Bergman

Re:       Director Stock Ownership Plan

Date:     March 17, 1998

------------------------------------------------------------------------------

     As requested by the board, management has prepared a draft plan, entitled the "Director Stock Ownership Plan," to allow directors to elect to receive all or a portion of their fees in the form of Enhance common stock.

     The draft plan is being submitted to the Compensation and Nominating Committee for consideration at its March meeting with the expectation that, if it is approved by the committee, it will thereafter be submitted to the full board for consideration at its March meeting.

     The following is a summary of the proposed plan, the text of which accompanies this memorandum.

     Commencing with the June 1998 regular board meeting, each director of Enhance Financial Services Group Inc. who is not an employee of Enhance or any of its subsidiaries will be entitled to receive at the director's election, either no portion, 50% or all of his or her combined retainer, meeting and committee chair fees for a given year in the form of shares of Enhance common stock. Eligible directors will have the opportunity to make a new election with respect to each year's fees.

     For this purpose (other than in 1998, for which a modified procedure will be prescribed), directors will receive at the penultimate (historically September) regular board meeting in each year a form on which to make an election for the following year. The form is to be completed and returned to Enhance not later than the last (historically December) regular meeting of the year. (Copies of the proposed forms for 1998 and for subsequent elections accompany this memo.) A director who fails to submit an election form by this deadline will receive all his or her fees for the subject year in cash. The same applies to person who become directors after the deadline for making an election. Elections will be irrevocable for the year to which they relate.

     The shares will be issued to electing directors o nor as of the date of any payment by Enhance of director fees. The "purchase price" at which the shares will be issued will be equal to the closing price of Enhance stock on the New York Stock Exchange on that date.

     The foregoing protocol will be modified slightly for 1998. Directors will have the opportunity to make their elections for the remainder of 1998 not later than June 3, the date of the second quarter board meeting. However, as will be the case with subsequent years, the purchase price of the shares issued as fees for the second quarter and subsequent quarters of 1998 will be equal to the NYSE closing price of Enhance stock on the dates of issue, as described in the preceding paragraph.

Shares issuable under the plan will be registered under the Securities Act under a registration statement which we propose to prepare and file promptly after the March meeting. Accordingly, that shares will be immediately salable by a director after receipt provided the director has filed with the SEC a Form 144 covering the sale.

     The plan will be administered by the full board or a committee designated by the board consisting of non-employee directors of Enhance. In drafting the proposed board resolutions for the adoption of the plan, we have taken the liberty of providing for the appointment to that committee of the same person constituting the Stock Option Subcommittee of the Compensation and Nominating Committee.


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